Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty Ltd. (the “Company”) hereby constitute and appoint Dominic J. Frederico, Robert A. Bailenson and Ling Chow, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares, preferred shares, depositary shares, debt securities, warrants and other securities of the Company and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dominic J. Frederico	President and Chief Executive Officer (Principal Executive Officer); Director	June 1, 2023
Dominic J. Frederico

/s/ Robert A. Bailenson	Chief Financial Officer (Principal Financial Officer)	June 1, 2023
Robert A. Bailenson

/s/ Laura Bieling	Chief Accounting Officer (Principal Accounting Officer)	June 1, 2023
Laura Bieling

/s/ Francisco L. Borges	Director	June 1, 2023
Francisco L. Borges

/s/ G. Lawrence Buhl	Director	June 1, 2023
G. Lawrence Buhl

/s/ Bonnie L. Howard	Director	June 1, 2023
Bonnie L. Howard

/s/ Thomas W. Jones	Director	June 1, 2023
Thomas W. Jones

/s/ Patrick W. Kenny	Director	June 1, 2023
Patrick W. Kenny

/s/ Alan J. Kreczko	Director	June 1, 2023
Alan J. Kreczko

/s/ Simon W. Leathes	Director	June 1, 2023
Simon W. Leathes

/s/ Yukiko Omura	Director	June 1, 2023
Yukiko Omura

/s/ Lorin P.T. Radtke	Director	June 1, 2023
Lorin P.T. Radtke

/s/ Courtney C. Shea	Director	June 1, 2023
Courtney C. Shea

/s/ Dominic J. Frederico	Authorized Representative in the United States	June 1, 2023
Dominic J. Frederico